UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2010 (February 12, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas A. Wooters retired as Executive Vice President and General Counsel of LoJack Corporation (the “Company”) effective as of February 12, 2010.  Kathleen P. Lundy was promoted from Deputy General Counsel to Vice President and General Counsel, also effective as of February 12, 2010.

On February 17, 2010, the Company entered into an agreement with Mr. Wooters which provides for Mr. Wooters’ continued employment as Vice President of Regulatory Strategy on a full time basis through April 1, 2010 and on a part-time basis through June 30, 2011.  Mr. Wooters’ annualized salary through April 1, 2010 will be $272,000 and $140,000 thereafter.  Mr. Wooters is entitled to receive a prorated portion of his annual bonus for the portion of 2010  he worked on a full-time basis, to be paid in 2011 in accordance with the terms of the Company’s Annual Incentive Plan.  Mr. Wooters’ target bonus is annualized at 50% of his annual base salary for the period through April 1, 2010.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press Release of LoJack Corporation dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Richard T. Riley
Richard T. Riley Executive Chairman

Date: February 18, 2010